Exhibit 99.1

Millennial Media Closes Acquisition of Metaresolver and

Strengthens Executive Management Team

Company to Report 2013 First Quarter Results on May 8, 2013

Baltimore, Maryland — April 5, 2013 — Millennial Media Inc., the mobile advertising and data platform, has closed its acquisition of Metaresolver — a mobile media buying and targeting platform. Metaresolver was founded by industry veterans, Seamus McAteer, Mike Rowehl and Cindy Mesaros, each of whom are pioneers who have shaped mobile media intelligence, mobile advertising and mobile content. The addition of this talented and experienced team, along with a programmatic mobile ad-tech platform, will enable Millennial to strengthen its leadership position in the fast moving mobile market.

Upon closing the acquisition, Millennial Media will streamline the combined company’s leadership team.  In the new structure, reporting to Paul Palmieri, Chairman and CEO, Mollie Spilman will become EVP, Global Sales & Marketing, Matt Gillis will become EVP, Global Product & Platform, and Michael Avon, the company’s CFO & EVP, will add Corporate Strategy and Human Resources to his organization.  Seamus McAteer, Mike Rowehl and Cindy Mesaros from Metaresolver will join the leadership team and lead Insights, Programmatic Platform and Global Marketing efforts for Millennial respectively.  Marcus Startzel, formerly GM, North America, will report to Spilman as Global Chief Revenue Officer and Carl Wartzack will report to Spilman as SVP Global Operations.  As a result of this combination and leadership restructuring, Chris Brandenburg, CTO, and Steven Root, EVP, will be leaving the company.

Paul Palmieri said, “I am thrilled to have the Metaresolver team and platform as a part of Millennial Media. We are entering the company’s next phase of growth and the Metaresolver acquisition of people and technology, along with a streamlined executive team, will help us continue to expand our leadership position in the exciting market of mobile advertising.”

Millennial Media also today announced that it will hold its quarterly conference call to discuss its 2013 first quarter financial results on Wednesday, May 8, 2013, at 5:00 p.m. ET. Chief Executive Officer Paul Palmieri and Chief Financial Officer Michael Avon will host the call. Millennial Media will release its 2013 first quarter financial results that day after the market close.

To access the conference call, please dial 877-703-6108 (U.S.) or 857-244-7307 (international) using passcode 19120374. The conference call will also be available via live webcast under the Investor Relations section of Millennial Media’s website at http://investors.millennialmedia.com.

If you are unable to listen to the live conference call, a replay will be available through May 15, 2013, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) using passcode 42003319. An archived version of the webcast will also be available at http://investors.millennialmedia.com.

About Millennial Media

Millennial Media (NYSE: MM) is the leading independent mobile advertising and data platform.  Our technology, tools and services help app developers and mobile website publishers maximize their advertising revenue, acquire users and gain audience insights.  Our platform also enables us to offer advertisers powerful Mobile Audience Solutions (MAS) that utilize our significant scale, sophisticated targeting and uniquely engaging creative capabilities to deliver meaningful results.

“Safe harbor” Statement

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995.  These statements include expectations regarding the mobile advertising market and our continued position as a leading mobile advertising company. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. Further information on the factors that could affect our results is included in our filings we make with the Securities and Exchange Commission from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.